SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2003

Autobytel Inc.

(Exact name of registrant as specified in its charter)

0-22239

(Commission File Number)

Delaware	33-0711569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18872 MacArthur Boulevard

Irvine, California 92612

(Address of principal executive offices, with zip code)

(949) 225-4500

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On June 4, 2003, Autobytel Inc., a Delaware corporation (“Autobytel”), announced it acquired Applied Virtual Vision, Inc. (“AVV”) through the statutory merger of Autobytel Acquisition, Inc. (the “Merger Sub”) and AVV. Autobytel acquired AVV for 711,109 shares of Autobytel common stock and $4.8 million in cash. The separate existence of AVV ceased and Merger Sub was renamed AVV, Inc.

The transaction was accomplished pursuant to an Acquisition Agreement dated as of June 4, 2003.

A copy of the Acquisition Agreement is attached as Exhibit 2.

A copy of Autobytel’s press release announcing the acquisition is attached as Exhibit 99.

The press release filed as an exhibit to this report announcing the transaction includes “safe harbor” language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about Autobytel’s business and the acquisition contained in the press release are “forward-looking” rather than “historic.”

The Acquisition Agreement and the press release are incorporated by reference herein and the foregoing description of such documents is qualified in its entirety by reference to such exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

All of the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Autobytel hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

2	Acquisition Agreement, dated as of June 4, 2003, among Autobytel Inc., Autobytel Acquisition, Inc., Applied Virtual Vision, Inc. (“AVV”) and the shareholders of AVV.

99	Press release dated June 4, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Autobytel Inc.

Date: June 4, 2003	By:	/s/ Ariel Amir
Ariel Amir Executive Vice President and General Counsel

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INDEX TO EXHIBITS

Exhibit Number	Description

2	Acquisition Agreement, dated as of June 4, 2003 among Autobytel Inc., Autobytel Acquisition, Inc., Applied Virtual Vision, Inc. (“AVV”) and the shareholders of AVV.

99	Press Release dated June 4, 2003

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